CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 7, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-84105 and 811-3757) of Dreyfus California Tax Exempt Bond Fund, Inc.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


New York, New York
September 22, 2003